EXHIBIT 10

                           AMENDMENT TO RIGHTS AGREEMENT

     AMENDMENT TO RIGHTS AGREEMENT, dated as of March 27, 2002, (this "Amendment"), to the Rights Agreement, dated as of January 5, 2000 (the "Rights Agreement"), by and between Unocal Corporation (the "Company") and ChaseMellon Shareholders Services, L.L.C. (now Mellon Investor Services LLC, a New Jersey limited liability company), as Rights Agent (the "Rights Agent"). Terms used herein but not defined shall have the meaning assigned to them in the Rights Agreement.

     WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement; and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of such Section 27; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to amend the Rights Agreement to provide that any "Person" that is a "Qualified Institutional Investor" (as defined herein) will not be deemed an "Acquiring Person."

     NOW, THEREFORE, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

     1. Section 1 of the Rights Agreement is hereby amended to include the following new definition in the appropriate alphabetical position, with the subsequent definitions being appropriately re-lettered and cross-references thereto being appropriately revised:

     (p) "Qualified Institutional Investor" shall mean, as of any time of determination, a Person that is described in Rule 13d-1(b)(1) promulgated under the Exchange Act (as such Rule is in effect on the date hereof) and is eligible to report (and, if such Person is the Beneficial Owner of greater than 5% of the Common Shares of the Company, does in fact report) beneficial ownership of Common Shares of the Company on Schedule 13G, and such Person (i) is not required to file a Schedule 13D (or any successor or comparable report) with respect to its beneficial ownership of Common Shares of the Company, (ii) shall be the Beneficial Owner of less than 15% of the Common Shares of the Company then outstanding (including in such calculation the holdings of all of such Person's Affiliates and Associates other than those which, under published interpretations of the SEC or its Staff, are eligible to file separate reports on Schedule 13G with respect to their beneficial ownership of the Common Shares of the Company) and (iii) shall be the Beneficial Owner of less than 20% of the Common Shares of the Company then outstanding.

     2. Section 1(a) of the Rights Agreement is hereby modified, amended and restated in its entirety as follows:

     (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan or (ii) a Qualified Institutional Investor. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares of the Company outstanding, increases the proportionate number of Common Shares of the Company beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

     3.  Section 26 of the Rights  Agreement  is hereby  modified and amended by
substituting   the  name  "Mellon   Investor   Services  LLC"  for  "ChaseMellon
Shareholder Services, L.L.C." in the two places where the latter appears.

     4. Exhibit B to the Rights Agreement, being the form of Rights Certificate, is hereby modified and amended by (a) inserting in the third line of the first paragraph following the words "dated as of January 5, 2000" the words ", as amended as of March 27, 2002" and (b) substituting the name "Mellon Investor Services LLC" for the name "ChaseMellon Shareholder Services, L.L.C. "in the fifth line of the first paragraph on page B-1 and in the signature block on page B-3.

     5. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     6. Except as specifically amended by this Agreement, all other terms and conditions of the Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed.

     IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the day and year first written above.

Attest:                                   UNOCAL CORPORATION



By:      /s/ BRIGITTE M. DEWEZ            By: /s/ DENNIS P.R. CODON
   ---------------------------               ----------------------------
     Name:  Brigitte M. Dewez             Name:  Dennis P.R. Codon
     Title:   Corporate Secretary         Title:  Senior Vice President,
                                          General Counsel & Chief
                                          Legal Officer




Attest:                                   MELLON INVESTOR SERVICES LLC
                                          (as Rights Agent)



By:      /s/ SHARON KNEPPER               By:      /s/ JAMES KIRKLAND
   -------------------------------------     --------------------------------
     Name:     Sharon Knepper                Name:   James Kirkland
     Title:    Vice President                Title:  Assistant Vice President